Exhibit 99.1

Rigetti Computing Establishes Dedicated Systems Delivery Organization to Scale Customer Deployments and Advance Quantum Processor Roadmap

David Rivas appointed to newly created Chief Operating Officer role; Andrew Bestwick, Ph.D. appointed Chief Technology Officer

BERKELEY, Calif. — August 19, 2026 — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti”), a pioneer in full-stack quantum computing, today announced a new operating structure designed to scale deployment of on-premises quantum systems, strengthen end-to-end operational execution, and further focus its engineering resources on quantum processor development.

Rigetti is establishing a dedicated Systems Delivery organization and creating the role of Chief Operating Officer to lead manufacturing operations, systems delivery, commercial functions, and customer-facing engineering. Quantum processor architecture, chip development, and hardware engineering will be consolidated under the Chief Technology Officer.

The Company has seen increased demand for customer deployments of on-premises systems, ranging from 9-qubit Novera systems to large-scale 108-qubit Cepheus-class systems. Historically, installation and customer support activities have been supported within the engineering organization. The new structure creates dedicated leadership and resources for system deployment and customer success, while enabling engineering teams to concentrate on advancing processor performance and the Company’s published technology roadmap, including its target of 99.5% median two-qubit gate fidelity on Cepheus-1-108Q.

David Rivas, who has served as Rigetti’s Chief Technology Officer since February 2023, has been appointed Chief Operating Officer. In this newly created role, Rivas will oversee fabrication operations, systems delivery, software engineering, applications, business development, government programs, supply chain, and facilities.

Andrew Bestwick, Ph.D., currently Senior Vice President, Quantum Systems, has been appointed Chief Technology Officer. Dr. Bestwick has led the architecture of Rigetti’s Cepheus-class multi-chip systems and will oversee quantum processor development, chip fabrication development, and hardware engineering. The technology organization will remain Rigetti’s largest engineering organization, underscoring the Company’s continued focus on advancing processor performance and executing its technology roadmap.

Both executives report to Rigetti’s President and Chief Executive Officer Dr. Subodh Kulkarni. The appointments are effective August 18.

“Rigetti’s growing deployment activity makes this the right time to establish a dedicated organization focused on delivering and supporting systems for customers,” said Dr. Kulkarni. “This structure gives our commercial and operational teams clear, end-to-end accountability for scaling system delivery, while giving our technology organization even greater focus on quantum processor innovation and performance. David brings deep experience building the operational capabilities that support our systems and customers, and Andrew brings exceptional technical leadership to our chiplet-based architecture. Together, we believe these appointments position Rigetti to execute across both customer deployments and our technology roadmap.”

About David Rivas

David Rivas joined Rigetti in March 2019 as Senior Vice President of Systems and Services, where he oversaw the engineering and operations of Rigetti’s Quantum Cloud Services platform, and was appointed Chief Technology Officer in February 2023. He previously held executive positions at Sun Microsystems, Nokia, Bolt Threads, and Stage 3 Systems, including leadership of field engineering and services organizations of product management, and core engineering organizations. He holds a B.S. in electrical engineering and an M.S. in electrical engineering from the University of California, San Diego.

About Andrew Bestwick

Andrew Bestwick, Ph.D., joined Rigetti in August 2015 and has held technical and leadership positions spanning chip fabrication, circuit design, cryogenic RF hardware engineering, and system architecture. He was appointed Senior Vice President, Quantum Systems in January 2024. He previously worked in management consulting at Bain & Company. He holds an A.B. in physics and mathematics from Harvard University and a Ph.D. in physics from Stanford University.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. Rigetti quantum computers are based on superconducting qubits, which are widely believed to be the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. Rigetti quantum computing systems achieve gate speeds of 50-70 nanoseconds, which is about 10,000 times faster than trapped-ion systems and 100 times faster than neutral-atom systems.

Rigetti sells on-premises 9-qubit to 108-qubit quantum computing systems, which support national laboratories and quantum computing centers. Rigetti’s Cepheus 36-qubit to 108-qubit systems are based on the Company’s proprietary chiplet-based technology and include the Company’s control electronics. Rigetti’s 9-qubit Novera QPU supports a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems.

The Company operates quantum computers over the cloud through its Rigetti Quantum Cloud Services (QCS) platform, enabling global enterprise, government, and research clients to pursue R&D. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing.

Rigetti developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. Leveraging this proprietary technology, Rigetti deployed the industry’s largest multi-chip quantum computer in 2026 with Cepheus-1-108Q, based on twelve 9-qubit chiplets tiled together. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including the design of the Systems Delivery organization to scale deployment of on-premises quantum systems, strengthen end-to-end operational execution, and further focus its engineering resources on quantum processor development; the advancement of processor performance and the Company’s published technology roadmap; the target of 99.5% median two-qubit gate fidelity on Cepheus-1-108Q; and the belief that these appointments position Rigetti to execute across both customer deployments and our technology roadmap. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; Company’s ability to deliver products to customers in time or at all, including actions by customers, such as controls over their facilities and cancelling orders; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.